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                                                                  EXHIBIT 10.13

                        CREDIT AUTHORIZATION AGREEMENT

NBD Bank (the "Bank"), 611 Woodward Avenue, Detroit, Michigan 48226-3947, has approved the credit facilities listed below (collectively, the "Credit Facilities," and individually, as designated below) to Complete Business Solutions, Inc. (the "Borrower"), a Michigan corporation, 32605 West Twelve Mile Road, Suite 250, Farmington Hills, Michigan 48334, subject to the terms and conditions set forth in this agreement.

     1.0  CREDIT FACILITIES.

          UNCOMMITTED CREDIT AUTHORIZATIONS. The Bank has approved the uncommitted credit authorizations listed below (collectively, the "Credit Authorizations," and individually, as designated below) subject to the terms and conditions of this agreement and the Bank's continuing satisfaction with the Borrower's financial status. Disbursements under the Credit Authorizations are solely at the Bank's discretion. Any disbursement on one or more occasions shall not commit the Bank to make any subsequent disbursement.

          A. FACILITY A. The Bank has approved an uncommitted Credit Authorization to the Borrower in the principal sum not to exceed $2,500,000.00 in the aggregate at any one time outstanding ("Facility A"). Credit under Facility A shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Demand Business Loan Note (Facility A) executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1.0 as the "Notes.") The proceeds of Facility A shall be used for the following purposes: special business purposes, including, without limitation, the carrying of unbilled receivables in preparation for large contracts, the purchase of proprietary software and approved acquisitions. Facility A shall expire on August 31, 1996 unless earlier withdrawn.

          B. FACILITY B (INCLUDING LETTERS OF CREDIT).

                    1. Authorization to Extend Credit. The Bank has approved an uncommitted Credit Authorization to the Borrower in the principal sum not to exceed $16,000,000.00 in the aggregate at any one time outstanding ("Facility B"). Facility B shall include the issuance of commercial and standby letters of credit not exceeding $3,000,000 in the aggregate at any one time outstanding (the "Letters of Credit"). Each commercial Letter of Credit shall expire not later than six (6) months from its date of issue. Each standby Letter of Credit shall expire not later than one (1) year from its date of issue. Each Letter of Credit shall be in form acceptable to the Bank. Standby Letters of Credit shall bear a fee of 1% per year of the face amount of each standby Letter of Credit. Commercial Letters of Credit shall bear a fee in accordance with the Bank's standard pricing schedule for commercial letters of credit on the date any commercial letter of credit is issued. Credit under Facility B shall be in the form of disbursements evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Promissory Note (Facility B) executed concurrently (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1.0 as the "Notes") or by the issuance of a commercial or standby Letter of Credit upon completion of an application






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acceptable to the Bank. The proceeds of Facility B shall be used for the working capital purposes. Facility B shall expire on August 31, 1996, unless earlier withdrawn.

                    2. Interest. Loans under Facility B shall bear interest, at the Borrower's option, but subject to the Bank's approval, at either:

                         (a)  The rate announced from time to time by the Bank
as its "prime rate" (the "Prime Rate"); or

                         (b) the per annum rate that is equal to the sum of (i)
two percent (2%) per annum, plus (ii) the rate obtained by dividing (I) the per annum rate of interest at which deposits in U.S. Dollars in an aggregate amount of, and with a maturity comparable to, the loan are offered to the Bank by other prime banks in an offshore interbank market selected by the Bank in its sole discretion at approximately 10:00 a.m. New York time on the second Business Day (as defined below) prior to the disbursement of the loan, by (II) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) specified on the date of the loan disbursement by the Board of Governors of the Federal Reserve System (or any successor agency) for determining the maximum reserve requirement with respect to Eurocurrency funding required to be maintained by a Federal Reserve System member bank (the "Eurodollar Rate"). The Banks determination of all of the foregoing shall be conclusive and, in making such determinations, the Bank shall, if necessary, round up to the nearest whole multiple of one one-hundredth of one percent (1/100 of 1%).

               The interest rate options that the Bank makes available to the Borrower from time to time will not necessarily be the most favorable of the options listed above. The Bank, in its sole discretion, may decline to make any of the foregoing interest rate options available to the Borrower at any given time. Any rate under this agreement is not necessarily the lowest rate charged by the Bank to any of its customers.

               Notwithstanding the foregoing, if there is a draw under any Letter of Credit, such draw shall bear interest at the Prime Rate until it is repaid in full.

                    3.   Maturities

                         (a) Maturities of Prime Rate Loans. Each loan under
this Facility B that bears interest at the Prime Rate shall be payable on demand and the Prime Rate shall be subject to change daily.

                         (b) Maturities of Eurodollar Rate Loans. Each loan
under this Facility B bearing interest at the Eurodollar Rate shall be repayable at a stated maturity of one, three or six months, as selected by the Borrower no later than 11:00 a.m. Eastern Time on the third Business Day prior to the advance and approved by the Bank in its sole discretion. Upon the maturity of a Eurodollar Rate Loan under this Facility B, the Borrower may reborrow such loan as either the Prime Rate or Eurodollar Rate if (i) it has satisfied all of the conditions under this agreement (including, without limitation, the loan request and notice conditions under subsection 5 below) and (ii) the Bank is willing to extend or continue such credit. If no notice for a reborrowing at a Eurodollar Rate is received by the Bank on or before 11:00 a.m. Eastern Time on the date that is at least three Business Days before the maturity of any Eurodollar Rate loan under this Facility B, such


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Eurodollar Rate loan shall, upon its maturity (if it is not repaid in full), be converted to a Prime Rate loan under this Facility B that is due upon demand as provided in subsection (a) above.

                    4. Interest Payments. Interest on each loan under this Facility B shall be due and payable at the stated maturity, if any, or, if the loan is payable on demand, on the 15th day of each month commencing on the first such day following the advance of the loan. In addition, for each loan under this Facility B that is payable at a stated maturity greater than three months, additional interest payments shall be due every three months, beginning with the date three months from the date the loan is advanced.

                    5. Loan Request. Upon request given by telephone, fax or letter, by a person designated to the Bank as the Borrower's duly authorized representative, for a loan under this Facility B, the Bank may advance and credit to the Borrower's account at the Bank, or transfer to another bank designated by the Borrower, such sums of money as may mutually be agreed upon at the time of the request.

                         Notwithstanding the foregoing, any request for a loan
under this Facility B at the Eurodollar Rate must be received by the Bank no later than 11:00 a.m. Eastern Time on the third Business Day preceding the proposed funding date.

                         The Borrower and the Bank each shall, upon the other's
request, forward to the other a written confirmation of any loan under this Facility B, including confirmation of the date, maturity, interest rate and amount of the loan.

                         The Borrower shall provide the Bank with a list of the
persons designated by the Borrower as its duly authorized representatives. The Bank may act upon the written or oral instructions of any person designated by the Borrower as its authorized representative.

                         Each disbursement and repayment of a loan under this
Facility B bearing interest at the Eurodollar Rate shall be in a minimum amount of $1,000,000.00 and in integral multiples of $1,000,000.00 in excess thereof. Each disbursement and repayment of a loan under this Facility B shall be made in immediately available funds at the principal office of the Bank in Detroit, Michigan.

                    6. Additional Costs. If any applicable domestic or foreign law, treaty, rule or regulation now or later in effect (whether or not it now applies to the Bank) or the interpretation or administration thereof by a governmental authority charged with such interpretation or administration, or compliance by the Bank with any guideline, request or directive of such an authority (whether or not having the force of law), including any risk based capital guidelines, shall: (a) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Facility B (other than taxes imposed on the overall net income of the Bank by the jurisdiction or by any political subdivision or taxing authority of the jurisdiction in which the Bank has its principal office); or (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Bank under Facility B; or (c) impose any other condition with respect to this Facility B or the Master Promissory Note (Facility B); or (d) affect the amount of capital required or expected to be maintained by the Bank, if the Bank determines that the amount of such capital is increased by or based upon the existence of the




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Bank's obligations under this Facility B and has the effect of reducing the rate of return on the Bank's capital, as a consequence of the obligations under this Facility B, to a level below that which the Bank could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material; and, in any of cases (a) through (d) above, the result of any of the foregoing is to increase the cost to the Bank of maintaining any loan under this Facility B on which interest is calculated at the Eurodollar Rate or to reduce the amount of any sum receivable by the Bank on such a loan, then the Borrower shall pay to the Bank, from time to time, upon request by the Bank, additional amounts sufficient to compensate the Bank for the increased cost or reduced sum receivable. A statement as to the amount of the increased cost or reduced sum receivable, prepared in good faith and in reasonable detail by the Bank and submitted by the Bank to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.

          7. ILLEGALITY. Without limitation any other provision in this agreement allowing the Bank to decline to allow loans under this Facility B at the Eurodollar Rate, if: (a) the Bank determines (which determination shall be conclusive) that the quotations of interest rates for U.S. Dollar deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amount or for the relevant maturity; or (b) it becomes unlawful for the Bank to honor its obligation to make, maintain or renew Eurodollar Rate loans under this Facility B; then, in any such case, (i) the Bank shall promptly notify the Borrower of such facts, (ii) the Bank's obligation to make, maintain or renew Eurodollar Rate loans under this Facility B, shall be suspended until such time as the Bank may again make, renew and maintain Eurodollar Rate loans and (iii) all then existing Eurodollar Rate loans shall, if reborrowed in accordance with subsection 3(b) above, become Prime Rate loans upon their maturity.

          8. BROKERAGE COSTS. The Borrower shall pay to the Bank, upon the request of the Bank, such amount or amounts as shall be sufficient (in the reasonable opinion of the Bank) to compensate the Bank for any loss, cost or expense which the Bank determines is attributable to: (a) any payment or prepayment of a Eurodollar Rate loan under this Facility B on a date other than its maturity date (whether by reason of acceleration, mandatory prepayment or otherwise); or (b) any failure by the Borrower to borrow a Eurodollar Rate loan under this Facility B on the date set forth in the Borrower's loan request for such Eurodollar Rate loan. Without limiting the foregoing, such compensation shall include an amount equal to the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid or not borrowed, for the period from and including the date of such payment, prepayment or failure to borrower, to but excluding the maturity date of such Eurodollar Rate loan (or the date of such maturity specified on the loan request therefore in the case of "unborrowed" Eurodollar Rate loans), at the applicable rate of interest for such Eurodollar Rate loan provided for herein; over (ii) the amount of interest (as reasonably determined by the Bank) the Bank would have bid in the applicable interbank market for U.S. Dollar deposits for a comparable amount and maturity. A determination of the Bank as to the amounts payable pursuant to this subsection 9 shall be conclusive absent manifest error.



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               9.  DEFAULT RATE INTEREST.  After the maturity of the loans under this Facility B, whether by demand, acceleration, expiration of time, or otherwise (except for the maturity of any Eurodollar Rate loan that has been renewed under section 3(b) above): (a) all existing Eurodollar Rate loans will be converted to the Prime Rate loans upon the expiration of the current interest period with respect thereto; (b) the Prime Rate loans will bear interest at the Prime Rate, plus three percent; and (c) all the existing Eurodollar Rate loans shall bear interest at the applicable Eurodollar Rate, plus three percent (3%), until they are converted as provided in clause (a) above, after which they will bear interest at the Floating Rate, plus three percent (3%) (the rates of interest described in clauses (b) and (c) of this subsection (9) being called the "Default Rate").

               10. PAYMENTS DUE ON DAY OTHER THAN BUSINESS DAY. Whenever any payment under this Facility B becomes due and payable on a day that is not a Business Day, if no event of acceleration has occurred and is continuing, the maturity of the payment shall be extended to the next succeeding Business Day, except that, in the case of a loan under this Facility B accruing interest at the Eurodollar Rate, if the result of the extension would be to extend the payment into another calendar month, the payment must be made on the immediately preceding Business Day. As used in this agreement, "Business Day" means a day other than a Saturday, a Sunday or any other day that commercial banks in Detroit, Michigan are authorized or required to close under the laws of the state of Michigan and, with respect to any loan under this Facility B accruing interest at the Eurodollar Rate, on which dealings in United States Dollar deposits are carried out in the interbank market selected by the Bank for purposes of determining the Eurodollar Rate.

          C. FACILITY C (PURCHASE MONEY TERM LOANS). The Bank has approved an uncommitted credit authorization to the Borrower in the principal sum not to exceed $2,000,000.00 in the aggregate at any one time outstanding ("Facility C"). Facility C shall be in the form of loans evidenced by the Borrower's notes on the Bank's form that is attached hereto as Exhibit A (referred to in this agreement both singularly and together with any other promissory notes referenced in this Section 1 as the "Notes"), the proceeds of which shall be used to purchase the business equipment of the Borrower approved by the Bank. Interest on each loan under this Facility C shall accrue, at the election of the Borrower (which election shall be made by the Borrower at the time that a loan is authorized under this Facility C), at: (1) the Prime Rate (as defined above); or (2) a fixed rate quoted to the Borrower by the Bank, in the Bank's discretion, at the time that each loan under this Facility C is requested. The maturity of each Note under this Facility C note shall not exceed sixty (60) months from the Note date. Payments under each loan under this Facility C shall: (a) be made monthly commencing one (1) month after the date such loan is made and continuing on the same day of each month thereafter until the maturity date of such loan; and (b) each be in an amount equal to the sum of (i) the principal amount of the loan divided by the number of months between the advance and the maturity of the loan (both inclusive), plus (ii) all accrued but unpaid interest on the loan as of the date such monthly payment is due.
Notwithstanding the aggregate amount of this Facility C stated above, the original principal amount of each loan under this Facility C shall not exceed the lesser of (I) 100% of the cost of the equipment purchased with loan proceeds or (II) $2,000,000.00. Facility C shall expire on August 31, 1996 unless earlier withdrawn.



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        1.2  Term Loans. Intentionally Omitted.

        2.0  Conditions Precedent.

        2.1 Conditions Precedent to Initial Extension of Credit. Before the first extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the Borrower shall deliver to the Bank, in form and substance satisfactory to the Bank:

             A. Loan Documents. The Notes; the letter of credit applications required by Section 1.2; the security agreements and financing statements required by Section 5.1; and any other loan documents which the Bank may reasonably require to give effect to the transactions contemplated by this agreement;

             B. Evidence of Due Organization and Good Standing. Evidence satisfactory to the Bank of the due organization and good standing of the Borrower and every other business entity that is a party to this agreement or any other loan document required by this agreement; and

             C. Evidence of Authority to Enter into Loan Documents. Evidence satisfactory to the Bank that (i) each party to this agreement or any other loan document required by this agreement is authorized to enter into the transactions contemplated by this agreement and the other loan documents, and
(ii) the person signing on behalf of each such party is authorized to do so.

        2.2 Conditions Precedent to Each Extension of Credit. Before any extension of credit under this agreement, whether by disbursement of a loan, issuance of a letter of credit or otherwise, the following conditions shall have been satisfied:

             A. Representations. The representations contained in Section 10 shall be true on and as of the date of the extension of credit;

             B. No Event of Acceleration. No event of acceleration shall have occurred and be continuing or would result from the extension of credit;

             C. Continued Satisfaction. The Bank shall have remained satisfied with the Borrower's managerial and financial status; and

             D. Additional Approvals, Opinions, and Documents. The Bank shall have received such other approvals, opinions and documents as it may reasonably request.

        3.0 Borrowing Base. Notwithstanding any other provision of this agreement, the aggregate principal amount outstanding at any one time under Facility B shall not exceed the lesser of the Borrowing Base or $16,000,000.00. "Borrowing Base" means 80% of the Borrower's trade accounts receivable in which the bank has a perfected, first priority security interest, excluding accounts more than 90 days past due from the date of invoice, accounts subject to offset or defense, government, bonded, affiliate and foreign accounts, and accounts otherwise unacceptable to the Bank.

        4.0  Fees and Expenses.

        4.1 Fees. The Borrower shall pay the Bank, on the date a loan is advanced under Facility C, a fee equal to one half of one percent (1/2%) of such loan. The Borrower acknowledges that all such fees shall have been earned by the Bank on the date of their payment.

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        4.2     Out-of-Pocket Expenses. In addition to any fee set forth in
Section 4.1 above, the Borrower shall reimburse the Bank for its out-of-pocket expenses and reasonable attorney's fees (including the fees of in-house counsel) allocated to the Credit Facilities.

        5.0     Security.

        5.1 Payment of the borrowings under the Credit Facilities shall be secured by a first security interest, covering the following property and all its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

                A. Accounts Receivable. All of the Borrower's accounts, chattel paper, general intangibles, instruments, and documents (as those terms are defined in the Michigan Uniform Commercial Code), rights to refunds of taxes paid at any time to any governmental entity, and any letters of credit and drafts under them given in support of the foregoing, wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

                B. Inventory. All of the Borrower's inventory, wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

                C. Equipment. All of the Borrower's equipment, wherever located. The Borrower shall deliver to the Bank executed security agreements and financing statements in form and substance satisfactory to the Bank.

The Bank and the Borrower acknowledge that: (a) the foregoing security interests have already been granted to the Bank pursuant to (i) Continuing Security Agreements from the Borrower to the Bank, dated May 13, 1988, March 23, 1992 and September 20, 1994 (the "Security Agreements") and (ii) Financing Statements in favor of the Bank that have been filed with the Secretary of State of Michigan as document nos. C074583, C706862, C585024 and C891951 (the "Financing Statements"); (b) the Security Agreements and Financing Statements secure all of the Borrower's liabilities to the Bank, including, without limitation, the Credit Facilities, the Notes and all costs and expenses incurred by the Bank, including, without limitation, the Credit Facilities, the Notes and all costs and expenses incurred by the Bank in connection therewith; and (c) no additional security agreements or financing statements are required as of the date of this agreement.

        5.2 No forbearance or extension of time granted any subsequent owner of the Collateral shall release the Borrower from liability.

        5.3 Additional Collateral/Setoff. To further secure payment of the borrowings under the Credit Facilities and all of the Borrower's other liabilities to the Bank, the Borrower grants to the Bank a continuing security interest in: (i) all securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity); and (ii) all balances of deposit accounts of the Borrower with the Bank. The Bank shall have the right at any time to apply its own debt or liability to the Borrower, or to any other party liable for payment of the borrowings under the Credit Facilities, in whole or partial payment of such borrowings or other present or future liabilities, without any requirement of mutual maturity.




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        5.4  CROSS LIEN.  Any of the Borrower's other property in which the
Bank has a security interest to secure payment of any other debt, whether absolute, contingent, direct or indirect, including the Borrower's guaranties of the debts of others, shall also secure payment of and be part of the Collateral for the Credit Facilities.

        6.0  GUARANTIES.  Intentionally Omitted.

        7.0  SUBORDINATION.  Intentionally Omitted.

        8.0 AFFIRMATIVE COVENANTS. So long as any debt remains outstanding under the Credit Facilities, the Borrower, and each of its subsidiaries, if any, shall:

        8.1 INSURANCE. Maintain insurance with financially sound and reputable insurers covering its properties and business against those casualties and contingencies and in the types and amounts as shall be in accordance with sound business and industry practices.

        8.2 EXISTENCE. Maintain its existence and business operations as presently in effect in accordance with all applicable laws and regulations, pay its debts and obligations when due under normal terms, and pay on or before their due date, all taxes, assessments, fees and other governmental monetary obligations, except as they may be contested in good faith if they have been properly reflected on its books and, at the Bank's request, adequate funds or security has been pledged to insure payment.

        8.3 FINANCIAL RECORDS. Maintain proper books and records of account, in accordance with generally accepted accounting principles where applicable, and consistent with financial statements previously submitted to the Bank.

        8.4 NOTICE. Give prompt notice to the Bank of the occurrence of (i) any event of acceleration, and (ii) any other development, financial or otherwise, which would affect the Borrower's business, properties or affairs in a materially adverse manner.

        8.5 FINANCIAL REPORTS. Furnish to the Bank whatever information, books, and records the Bank may reasonably request, including at a minimum (If the Borrower has subsidiaries, all financial statements required will be provided on a consolidated and on a separate basis):

             A. within sixty (60) days after each quarterly period, a balance sheet as of the end of that period and statements of income, cash flows, and retained earnings from the beginning of that fiscal year to the end of that period, certified as correct by one of its authorized agents;

             B. within one hundred twenty (120) days after, and as of the end of, each of its fiscal years, detailed financial statements including a balance sheet and statements of income, retained earnings, and cash flows, audited by an independent certified public accountant of recognized standing; and

             C. within thirty (30) days after, and as of the end of, each calendar month, a list of accounts receivable, aged from date of invoice, certified as correct by one of its authorized agents.

        9.0  NEGATIVE COVENANTS

        9.1 DEFINITIONS. As used in this agreement, the following terms shall have the following respective meanings:


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             A. "Subordinated Debt" means debt subordinated to the Bank in manner and by agreement satisfactory to the Bank.

             B. "Tangible Net Worth" means total assets less intangible assets and total liabilities. Intangible assets include goodwill, parents, copyrights, mailing lists, catalogs, trademarks, bond discount and underwriting expenses, organization expenses, and all other intangibles.

        9.2 Unless otherwise noted, the financial requirements set forth in this section shall be computed in accordance with generally accepted accounting principles applied on a basis consistent with financial statements previously submitted by the Borrower to the Bank.

        9.3 Without the written consent of the Bank, so long as any debt remains outstanding under the Credit Facilities, the Borrower shall not (where appropriate, covenants apply on a consolidated basis);

             A. SALE OF SHARES. Issue, sell or otherwise dispose of any shares of its capital stock or other securities, or rights, warrants or options to purchase or acquire any such shares or securities.

             B. DEBT. Incur, or permit to remain outstanding, debt for borrowed money or installment obligations, except debt reflected in the latest financial statement of the Borrower furnished to the Bank prior to execution of this agreement and not to be paid with proceeds of borrowings under the Credit Facilities. For purposes of this covenant, the sale of any accounts receivable shall be deemed the incurring of debt for borrowed money.

             C. LIENS. Create or permit to exist any lien on any of its property, real or personal, except existing liens known to the Bank, liens to the Bank; liens incurred in the ordinary course of business securing current nondelinquent liabilities for taxes, worker's compensation, unemployment insurance, social security and pension liabilities and liens for taxes being contested in good faith.

             D. ADVANCES AND INVESTMENTS. Purchase or acquire any securities of, or make any loans or advances to, or investments in, any person, firm or corporation, except obligations of the United States Government, open market commercial paper rated one of the top two ratings by a rating agency of recognized standing, or certificates of deposit in insured financial institutions.

             E. USE OF PROCEEDS. Use, or permit any proceeds of the Credit Facilities to be used, directly or indirectly, for the purpose of "purchasing or carrying any margin stock" within the meaning of Federal Reserve Board Regulation U. At the Bank's request, the Borrower shall furnish to the Bank a completed federal Reserve Board Form U-1.

             F. TANGIBLE NET WORTH [Plus Subordinated Debt]. Permit its Tangible Net Worth [plus Subordinated Debt] to be less than $8,500,000.

             G. CURRENT RATIO. Permit the ratio of its current assets to its current liabilities to be less than 1.0 to 1.00.

        10.0 REPRESENTATIONS BY BORROWER. Borrower represents that: (A) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose do not violate any law, conflict with any agreement by which the Borrower is bound, or require the consent or approval of any governmental


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authority or other third party; (B) this agreement, the Notes, the Security
Agreements and the Financing Statements are valid and binding agreements, enforceable in accordance with their terms; and (C) all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Borrower further represents that: (1) it is duly organized, existing and in good standing under the laws of the jurisdiction under which it was organized; and (2) the execution and delivery of this agreement and the Notes and the performance of the obligations they impose (a) are within its powers, (b) have been duly authorized by all necessary action of its governing body and (c) do not contravene the terms of its articles of incorporation or organization, its bylaws, or any partnership, operating or other agreement governing its affairs.

          11.0 Acceleration.

          11.1 Events of Acceleration. If any of the following events occurs, the Credit Facilities shall terminate and all borrowings under them shall be due immediately, without notice, at the Bank's option, whether or not the Bank has made demand.

               A. The Borrower or any guarantor of any of the Credit Facilities or the Notes ("Guarantor") fails to pay when due any amount payable under the Credit Facilities or under any agreement or instrument evidencing debt to any creditor;

               B. The Borrower or any Guarantor (a) fails to observe or perform any other term of this agreement or the Notes; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank;
(c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than borrowings under the Credit Facilities, but including other obligations and liabilities owing from the Borrower to the Bank), such that the creditor declares the debt due before its maturity;

               C. There is a default under the terms of any loan agreement, security agreement or any other document executed as part of the Credit Facilities, or any guaranty of the borrowings under the Credit Facilities becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;

               D. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;

               E. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;

               F. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors, (b) consents to the appointment of a custodian, receiver or trustee for it or for a substantial part of its assets or (c) commences any preceding under any bankruptcy, reorganization, liquidation or similar laws of any jurisdiction;

             G. A custodian, receiver or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without its consent and is not removed within 60 days after such appointment;

             H. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings;

             I. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy or garnishment is issued against any property of the Borrower or any Guarantor, in each case in an aggregate amount in excess of $250,000.00;

             J.  The Borrower or any Guarantor dies;

             K. The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) merges or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases, or otherwise acquires a material part of the assets of any other corporation or business entity, except in the ordinary course of business, or (e) agrees to do any of the foregoing, (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower, so long as the Borrower is the survivor);

             L. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse; or

             M.  The Bank in good faith shall deem itself insecure.

        11.2 Remedies. If the borrowings under the Credit Facilities are not paid at maturity, whether by demand, acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of the Credit Facilities, including, without limitation, reasonable attorney's fees and court costs (whether attributable to the Bank's in-house or outside counsel). These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

        12.0 Miscellaneous.

        12.1 Notice from one party to another relating to this agreement shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number of fax number set forth under its name below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested,
(c) first class or express mail, postage prepaid, (d) Federal Express, or like overnight courier service or (e) fax, telex or other wire transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this section shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class, registered or certified mail, or one business day after mailing or deposit with an overnight courier service if delivered by express mail or overnight courier.

     12.2 No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

     12.3 This agreement, the Notes, and any related loan documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to their subject matter. If any one or more of the obligations of the Borrower under this agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and such validity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement or the Notes in any other jurisdiction.

     12.4 The Borrower, if more than one, shall be jointly and severally liable.

     12.5 This agreement is delivered in the State of Michigan and governed by Michigan law. This agreement is binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns.

     12.6 Section headings are for convenience of reference only and shall not affect the interpretation of this agreement.

     13.0 Waiver of Jury Trial. The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this agreement or any related instrument or agreement or any of the transactions contemplated by this agreement or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

Executed by the parties on: September 14, 1995.

"BANK"                                  "BORROWER"

NBD BANK                                COMPLETE BUSINESS SYSTEMS, INC.

By:   /s/ Jean Davis                    By:   /s/ Rajendra Vattikuti
      -----------------------                 -------------------------
Name: Jean Davis                        Name: Rajendra Vattikuti
Its:  Second Vice President             Its:  President

ADDRESS FOR NOTICES:                    ADDRESS FOR NOTICES:

28660 Northwestern Highway              32605 West Twelve Mile Road, Suite 250
Southfield, Michigan 48034              Farmington Hills, Michigan 48334
Fax/Telex No. 810-799-5826              Fax/Telex No. 810-488-2089

                                   EXHIBIT A
                         INSTALLMENT BUSINESS LOAN NOTE



Due__________________                                   $____________________

No.__________________                                   ________________, 1995


PROMISE TO PAY: For value received, the undersigned (the "Borrower") promises to pay to NBD Bank (the "Bank"), or order, at any office of the Bank in the State of Michigan, the sum of ___________________________________________________ AND
__/100 DOLLARS ($____________________) plus interest computed on the basis of the actual number of days elapsed in a year of 360 days at the rate of:

     ________%  per annum (the "Note Rate") until maturity, whether by acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid; or

     0% per annum above the rate announced from time to time by the Bank as its "prime" rate (the "Note Rate"), which rate may not be the lowest rate charged by the Bank to any of its customers, until maturity, whether by acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. Each change in the "prime" rate will immediately change the Note Rate.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

The Borrower will pay this sum in _________________ (_____) equal monthly installments of $___________________, plus all accrued but unpaid interest as of each payment date, commencing on ____________, 199__, and continuing on the ___ day of each month thereafter until _____________, at which time the entire balance of unpaid principal plus accrued interest shall be due and payable immediately. Each payment will be applied first to accrued interest, then to principal.

CREDIT AGREEMENT: This note evidences debt under Facility A of a Credit Authorization Agreement between the Bank and the Borrower, dated _____________, 19___, and any amendments thereto from time to time (the "Credit Agreement").

PREPAYMENT: If a fixed interest rate is specified above, the Borrower may prepay all or any part of the principal balance of this note on one business day's notice provided that, in addition to all principal, interest and costs owing at the time of prepayment, the Borrower pays a prepayment premium equal to the Current Value of (i) the interest that would have accrued on the amount prepaid at the Note Rate, minus (ii) the interest that could accrue on the amount prepaid at the Treasury Rate. In both cases, interest will be calculated from the prepayment date to the maturity dates of the installments being prepaid. Such maturity dates shall be determined by applying the prepayment to the scheduled installments of principal in their inverse order of maturity. "Treasury Rate" means the yield, as of the date of prepayment, on United States Treasury bills, notes or bonds, selected by the Bank in its discretion, having maturities comparable to the scheduled maturities of the installments being prepaid. "Current Value" means the net present value of the dollar amount of the interest to be earned, discounted at the Treasury Rate. In no event shall the prepayment premium be less than zero. The Borrower's notice of its intent to prepay shall be irrevocable. If the balance of this note is accelerated in accordance with the terms of this note, the resulting balance due shall be considered a prepayment due and payable as of the date of acceleration. The Borrower agrees that the prepayment premium is a reasonable estimate of loss and not a penalty. The prepayment premium is payable as liquidated damages for the loss of bargain and its payment shall not in any way reduce, affect or impair any other obligation of the Borrower under this note.

SECURITY: To secure the payment of this note and any other present or future liability of the Borrower, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

1. All securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);
2. All property or securities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;
3.   All balances of deposit accounts of the Borrower with the Bank;
4. The following additional property: all of the accounts receivable, equipment and inventory of the Borrower, all as more completely described in the Credit Agreement and the Security Agreements (as defined in the Credit Agreement).

BANK'S RIGHT TO SETOFF: The Bank shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this note in whole or partial payment of this note or other present or future liabilities, without any requirement of mutual maturity.

REPRESENTATIONS BY BORROWER: Borrower represents: (a) that the execution and delivery of this note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this note is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Borrower further represents: (i) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (ii) that the execution and delivery of this note and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body; and (B) do not contravene the terms of its articles of incorporation or organization, its by laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF ACCELERATION:  If any of the following events occurs:
1. The Borrower or any guarantor of this note ("Guarantor") fails to pay when due any amount payable under this note or under any agreement or instrument evidencing debt to any creditor;
2. The Borrower or any Guarantor(a) fails to observe or perform any other term of this note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this note, but including other obligations and liabilities owing from the Borrower to the Bank) such that the creditor declares the debt due before its maturity;
3. There is a default under the terms of any loan agreement, security agreement, or any other document executed as part of the loan evidenced by this note, or any guaranty of the loan evidenced by this note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;
4. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;
5. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;
6. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors, (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;
7. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without the consent of the party against which the appointment is made and is not removed within 60 days after such appointment;
8. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings;
9. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor; in each case in an aggregate amount in excess of $250,000.00;
10.  The Borrower or any Guarantor dies;
11. The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) mergers or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower so long as the Borrower is the survivor);
12. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse;
13.  The Bank in good faith deems itself insecure;
then this note shall become due immediately, without notice, at the Bank's option.

REMEDIES: If this note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVER: Each endorser and any other party liable on this note severally: (a) waives demand, presentment, notice of dishonor and protest; and (b) consents to
(i) any extension or postponement of time of its payment without limit as to the number or period, (ii) any substitution, exchange or release of all or part of the Collateral, (iii) the addition of any party and (iv) the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

MISCELLANEOUS: The Borrower, if more than one, shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this note. This note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this note.

WAIVER OF JURY TRIAL: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note or any related instrument or agreement or any of the transactions contemplated by this note or any course of conduct, dealing, statements whether oral or written, or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

ADDRESS                                         BORROWER:

32605 W. Twelve Mile Road                       COMPLETE BUSINESS SOLUTIONS,
Suite 250                                       INC.
Farmington Hills, Michigan  48334
Fax No. 810-488-2089                            By:   __________________________
                                                Name: Rajendra Vattikuti
                                                Its:  President

                             [NBD BANK LETTERHEAD]



September 5, 1996


Mr. Timothy Manney
Chief Financial Officer
Complete Business Solutions, Inc.
32605 W. Twelve Mile Road, Suite 250
Farmington Hills, Michigan  48334

Dear Tim:

This letter is to serve as an amendment to the Credit Authorization Agreement (the "Agreement") executed on September 14, 1995 between NBD Bank (the "Bank") and Complete Business Solutions, Inc. (the "Borrower").

Facility A is increased to a limit of $3,000,000 principal in the aggregate at any one time outstanding as evidenced by credits to the Borrower's account and shall be repayable as set forth in a Master Demand Business Loan Note executed concurrent with this amendment. The expiries of Facilities A, B, and C shall be amended to August 31, 1997 unless earlier withdrawn. All other terms and conditions remain in full force and effect.

We are proud of our association with CBSI and look forward to the opportunity to continue to assist with the company's credit and banking needs.

Please have Raj sign below and on the enclosed Master Demand Business Loan Note to signify acceptance of this amendment.


Sincerely,

NBD BANK


By:  /s/Jean A. Davis
     ----------------------
        Jean A. Davis
Its:    Vice President
     ----------------------

JAD: nal
Enclosure
Accepted and Agreed to this 10th day of September, 1996

COMPLETE BUSINESS SOLUTIONS, INC.

By: /s/ Rajendra B. Vattikuti
   --------------------------
        Rajendra B. Vattikuti

Its:    President
    -------------------------

                 MASTER DEMAND BUSINESS LOAN NOTE (FACILITY A)


Due on Demand                                           Detroit, Michigan

$3,000,000.00                                           September 5, 1996


PROMISE TO PAY: For value received, the undersigned (the "Borrower") promises to pay ON DEMAND TO NBD BANK (the "Bank"), or order, at the Bank's principal office in the State of Michigan, the sum of THREE MILLION AND 00/100 DOLLARS ($3,000,000.00), or such lesser sum as is indicated on Bank records, plus interest computed on the basis of the actual number of days elapsed in a year of 360 Days at the rate announced from time to time by the Bank as its "prime" rate (the "Note Rate"), which rate may not be the lowest rate charged by the Bank to any of its customers, until maturity, whether by demand, acceleration or otherwise, and at the rate of 3% per annum above the Note Rate on overdue principal from the date when due until paid. Each change in the "prime" rate will immediately change the Note Rate.

In no event shall the interest rate exceed the maximum rate allowed by law; any interest payment which would for any reason be deemed unlawful under applicable law shall be applied to principal.

Interest will be computed on the unpaid principal balance from the date of each borrowing.

The Borrower will pay this sum on demand. Until demand, the Borrower will pay consecutive monthly installments of interest only commencing on the fifteenth
(15th) day of the first month after the first advance has been made under this Note.

MASTER DEMAND NOTE: The Bank has authorized a discretionary credit facility (Facility A under the Credit Agreement -- as defined below) to the Borrower in a principal amount not to exceed the face amount of this note. Said Facility A is in the form of loans made from time to time by the Bank to the Borrower at the Bank's sole discretion. This note evidences the Borrower's obligation to repay loans under Facility A. The aggregate principal amount of debt evidenced by this note shall be the amount reflected from time to time in the records of the Bank but shall not exceed the face amount of this note. The Borrower acknowledges and agrees that no provision of this note and no course of dealing by the Bank shall commit the Bank to make loans to the Borrower and that notwithstanding any provision of this note or any other instrument or document, all loans evidenced by this note are due and payable on demand, which may be made by the Bank at any time, whether or not any event of acceleration then exists.

CREDIT AGREEMENT: This note evidences the debt under Facility A of a Credit Authorization Agreement between the Bank and the Borrower, dated September 14, 1995, and any amendments thereto from time to time (the "Credit Agreement").

SECURITY: To secure the payment of this note and any other present or future liability of the Borrower, whether several, joint, or joint and several, the Borrower pledges and grants to the Bank a continuing security interest in the following described property and all of its additions, substitutions, increments, proceeds and products, whether now owned or later acquired ("Collateral"):

1. All securities and other property of the Borrower in the custody, possession or control of the Bank (other than property held by the Bank solely in a fiduciary capacity);
2 All property or secutities declared or acknowledged to constitute security for any past, present or future liability of the Borrower to the Bank;
3.      All balances of deposit accounts of the Borrower with the Bank;
4. The following additional property: all of the accounts receivable, equipment and inventory of the Borrower, all as more completely described in the Credit Agreement and the Security Agreements (as defined in the Credit Agreement).

BANK'S RIGHT TO SETOFF: The Bank shall have the right at any time to apply its own debt or liability to the Borrower or to any other party liable on this note in whole or partial payment of this note or other present or future liabilities, without any requirement of mutual maturity.

REPRESENTATIONS BY BORROWER: Borrower represents: (a) that the execution and delivery of this note and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; (b) that this note is a valid and binding agreement, enforceable according to its terms; and (c) that all balance sheets, profit and loss statements, and other financial statements furnished to the Bank are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates. Each Borrower further represents: (i) that it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (ii) that the execution and delivery of this note and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body; and (B) do not contravene the terms of its articles of incorporation or organization, its by laws, or any partnership, operating or other agreement governing its affairs.

EVENTS OF ACCELERATION: If any of the following events occurs, this note shall be due immediately without notice at the Bank's option whether or not the Bank has made demand.
1. The Borrower or any guarantor of this note ("Guarantor") fails to pay when due any amount payable under this note or under any agreement or instrument evidencing debt to any creditor;

2. The Borrower or any Guarantor (a) fails to observe or perform any other term of this note; (b) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; (c) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank; or (d) defaults under the terms of any agreement or instrument relating to any debt for borrowed money (other than the debt evidenced by this note, but including other obligations and liabilities owing from the Borrower to the Bank) such that the creditor declares the debt due before its maturity;
3. There is a default under the terms of any loan agreement, security agreement, or any other document executed as part of the loan evidenced by this note, or any guaranty of the loan evidenced by this note becomes unenforceable in whole or in part, or any Guarantor fails to promptly perform under its guaranty;
4. A "reportable event" (as defined in the Employee Retirement Income Security Act of 1974 as amended) occurs that would permit the Pension Benefit Guaranty Corporation to terminate any employee benefit plan of the Borrower or any affiliate of the Borrower;
5. The Borrower or any Guarantor becomes insolvent or unable to pay its debts as they become due;
6. The Borrower or any Guarantor (a) makes an assignment for the benefit of creditors, (b) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets or (c) commences any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction;
7. A custodian, receiver, or trustee is appointed for the Borrower or any Guarantor or for a substantial part of its assets without the consent of the party against which the appointment is made and is not removed within 60 days after such appointment;
8. Proceedings are commenced against the Borrower or any Guarantor under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 60 days after commencement; or the Borrower or Guarantor consents to the commencement of such proceedings;
9. Any judgment is entered against the Borrower or any Guarantor, or any attachment, levy, or garnishment is issued against any property of the Borrower or any Guarantor, in each case, in an aggregate amount in excess of $250,000.00;
10.  The Borrower or any Guarantor dies;
11. The Borrower or any Guarantor, without the Bank's written consent, (a) is dissolved, (b) mergers or consolidates with any third party, (c) leases, sells or otherwise conveys a material part of its assets or business outside the ordinary course of business, (d) leases, purchases or otherwise acquires a material part of the assets of any other corporation or business entity except in the ordinary course of business, or (e) agrees to do any of the foregoing (notwithstanding the foregoing, any subsidiary may merge or consolidate with any other subsidiary, or with the Borrower so long as the Borrower is the survivor);
12. There is a substantial change in the existing or prospective financial condition of the Borrower or any Guarantor which the Bank in good faith determines to be materially adverse;
13.  The Bank in good faith deems itself insecure.

REMEDIES: If this note is not paid at maturity, whether by acceleration or otherwise, the Bank shall have all of the rights and remedies provided by any law or agreement. Any requirement of reasonable notice shall be met if the Bank sends the notice to the Borrower at least seven (7) days prior to the date of sale, disposition or other event giving rise to the required notice. The Bank is authorized to cause all or any part of the Collateral to be transferred to or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee. The Borrower shall be liable for any deficiency remaining after disposition of any Collateral. The Borrower is liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of this note, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding.

WAIVER: Each endorser and any other party liable on this note severally: (a) waives demand, presentment, notice of dishonor and protest; and (b) consents to
(i) any extension or postponement of time of its payment without limit as to the number or period, (ii) any substitution, exchange or release of all or part of the Collateral, (iii) the addition of any party and (iv) the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this note. No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by the Bank of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.

MISCELLANEOUS: The Borrower, if more than one, shall be jointly and severally liable, and the term "Borrower" shall mean any one or more of them. This note shall be binding on the Borrower and its successors, and shall inure to the benefit of the Bank, its successors and assigns. Any reference to the Bank shall include any holder of this note. This note is delivered in the State of Michigan and governed by Michigan law. Section headings are for convenience of reference only and shall not affect the interpretation of this note.

WAIVER OF JURY TRIAL: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note or any related instrument or agreement or any of the transactions contemplated by this note or any course of conduct, dealing, statements whether oral or written, or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.

ADDRESS:                                BORROWER:

32605 W. Twelve Mile Road               COMPLETE BUSINESS SOLUTIONS,
Suite 250                               INC.
Farmington Hills, Michigan 48334
Fax No. 810-488-2089                    By:     /s/ Rajendra Vattikuti
                                                ------------------------
                                        Title:  Rajendra Vattikuti
                                        Its:    President

                     MASTER PROMISSORY NOTE (FACILITY B)


$16,000,000                                                Detroit, Michigan

                                                           September 14, 1995


        For value received, on demand or at such other maturity or maturities as are set forth in the Bank's records, Complete Business Solutions, Inc. (the "Borrower") promises to pay to the order of NBD Bank (the "Bank"), at the Bank's principal office in the State of Michigan, in lawful money of the United States of America and in immediately available funds, the principal sum of SIXTEEN MILLION AND 00/100 DOLLARS ($16,000,000), or such lesser amount as is indicated on the Bank's records, together with interest computed on the balance from time to time unpaid on the basis of the actual number of days elapsed in a year of 360 days at the rate(s) per annum determined from time to time pursuant to the Credit Agreement (as defined below) and reflected on the Bank's records, which interest shall be payable in accordance with the terms set forth in the Credit Agreement, and to pay interest on overdue principal at the Default Rate provided in the Credit Agreement.

        In no event shall the interest rate exceed the maximum rate allowed by law. Any interest which would for any reason be deemed unlawful under applicable law shall be applied to principal.

        Waiver:   The Borrower and each endorser of this note and any other
party liable for the debt evidenced by this note severally: (a) waives demand, presentment, notice of dishonor and protest of this note; and (b) consents to
(i) any extension or postponement of time of its payment without limit as to number or period, (ii) any substitution, exchange or release of all or any part of any collateral securing this note, (iii) the addition of any party and (iv) the release, discharge, or suspension of any rights and remedies against any person who may be liable for the payment of this note. No delay on the part of the holder in the exercise of any right or remedy shall operate as a waiver.
No single or partial exercise by the holder of any right or remedy shall preclude any future exercise of that right or remedy or the exercise of any other right or remedy. No waiver or indulgence by the holder of any default shall be effective unless it is in writing and signed by the holder, nor shall a waiver on one occasion be construed as a bar to or waiver of any right on any future occasion.

        This note evidences debt under Facility B of a certain Credit Authorization Agreement between the Bank and the Borrower, dated September 14, 1995, as amended from time to time (the "Credit Agreement"), all of the terms of which Credit Agreement are incorporated by reference into this note. Reference should be made to the Credit Agreement for additional terms and conditions, including, without limitation, interest rate, maturity, default and acceleration provisions.

     WAIVER OF JURY TRIAL: The Bank and the Borrower, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this note, or any related instrument or agreement, or any of the transactions contemplated by this note, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither the Bank nor the Borrower shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either the Bank or the Borrower except by a written instrument executed by both of them.



ADDRESS:                                         COMPLETE BUSINESS SOLUTIONS,
                                                 INC.

32605 W. Twelve Mile Road                        By:  /s/ Rajendra Vattikuti
Suite 250                                            --------------------------
Farmington Hills, Michigan 48334                 Name: Rajendra Vattikuti
Fax No: 810-488-2089                             Its:  President